Exhibit 16

[PwC Letterhead]

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

USA

October 26, 2015

Commissioners:

We have read the statements made by Marvell Technology Group Ltd. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Marvell Technology Group Ltd. dated October 20, 2015. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP